Exhibit 10.45
Amendment to Employment Agreement
This Amendment to Employment Agreement (this “Amendment”) is made as of October 29, 2015 by and between Scientific Games Corporation, a Delaware corporation (the “Company”) and Michael Gavin Isaacs (“Executive”).
WHEREAS, the Company and Executive entered into an Employment Agreement dated as of June 9, 2014 (the “Agreement”);
NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The Agreement is hereby amended by deleting the second sentence of Section 1 thereof and replacing it with the following:
“The term of employment of Executive under this Agreement (the “Term”) shall be the period commencing on June 9, 2014 (the “Effective Date”) and ending on June 9, 2018, as may be extended in accordance with this Section 1 and subject to earlier termination in accordance with Section 4.”
2.    Except as set forth in this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect in accordance with their terms. All references to the “Agreement” in the Agreement shall refer to the Agreement as amended by this Amendment.
3.    This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of October 29, 2015.

SCIENTIFIC GAMES CORPORATION

By: /s/ Gary L. Melampy
Name:    Gary L. Melampy
Title: VP/ CHRO

/s/ Michael Gavin Isaacs
Michael Gavin Isaacs

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